                                                     Letter Agreement No. 7
                                                                DAC 96-29-M


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132

Federal Express Corporation (FedEx) and McDonnell Douglas Corporation, a wholly-owned subsidiary of The Boeing Company (MDC), have entered into Modification Services Agreement Document No. DAC 96-29-M (the "Agreement") dated September 16, 1996, which Agreement covers Federal Express' desire to incorporate certain modifications in its DC-10 aircraft (the "Aircraft", as defined in the Agreement) and MDC desires to perform such modifications. As a further consideration of the parties hereto, this Letter Agreement No. 7 shall constitute a part of said Agreement.

This Letter Agreement No. 7 provides notice to FedEx that fuselage 119, Factory Serial Number 46619 (the "MAE Aircraft"), shall be modified at ST Mobile Aerospace, Inc. (MAE) located in Mobile, AL, MDC acknowledges that FedEx desires to remove the Heavy Maintenance Check (the work cords listed in Attachments B1 through B5 of Exhibit K to the Agreement), the associated Non-routine Services, and selected work cards from Exhibit C (Standardization) and Exhibit F (Refurbishment) (collectively the "Specified Services") from the Agreement. MDC also acknowledges that FedEx intends to contract directly with MAE to accomplish the Specified Services concurrently with the accomplishment of the Passenger to Freighter modification by MAE under separate contract with MDC.

MDC hereby agrees to the reduction in work scope resulting from FedEx or its subcontractor accomplishing the Specified Services subject to the following terms and conditions:

1. In consideration of FedEx's or its subcontractor's performance of the Specified Services, the Price to be paid to MDC by FedEx upon Redelivery
     of the MAE Aircraft shall be reduced a total of [ *                   ],
     as calculated by the difference between a credit to FedEx in the amount of
     [*                      ] for the deletion of the Specified Services,
     and a debit to FedEx in the amount of [*          ] for an increase in
     price to Exhibit B - Passenger to Freighter Modification.

     a) The MJCS submitted by FedEx to MDC will detail the Passenger to Freighter work to be accomplished by MDC, and such MJCS shall be submitted to MDC no later than ten business days after the date this Letter Agreement is executed.

________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                                     Letter Agreement No. 7
                                                                DAC 96-29-M

         b) Any of the Services not performed by FedEx or its subcontractor which are required by the Specified Services, or any additional workscope added to the MJCS in a subsequent revision, shall, at FedEx's request, be performed by MDC pursuant to an executed Additional Services Request (ASR).

2. FedEx agrees to Deliver the MAE Aircraft to Mobile, AL at the MAE facility for commencement of the Services on February 26, 1998. The Redelivery Date of the MAE Aircraft shall be November 30, 1998. FedEx shall be responsible for ensuring that the required Federal Express Supplied Parts are delivered to MAE in support of the modification in accordance with the requirements stipulated in the Agreement.

3. Except for fuel, FedEx shall be responsible for all costs (flight prepration, crew, insurance, landing fees, etc.) associated with the MAE Aircraft's ferry flight to the modification site at MAE. MDC shall be responsible for fuel costs required to ferry the MAE Aircraft to the noted facility.

4. FedEx hereby irrevocably and unconditionally waives any of MDC's warranties which are exclusively related to workmanship and only for the portion of the Specified Services on the MAE Aircraft exclusively performed by FedEx or its subcontractor, provided, however, nothing in this Section 4, shall extend to or otherwise affect warranties which may be applicable to Parts.

5. The performance of the Specified Services by FedEx or its subcontractor shall in no manner change, modify, terminate or otherwise affect MDC's warranties regarding the MAE Aircraft or in any manner whatsoever modify the terms and conditons of the Agreement except as expressly set forth herein.

6. FedEx and MDC mutually acknowledge that a potential resource conflict exists as a result of MAE entering into two separate contracts to accomplish work concurrently on one aircraft. FedEx and MDC agree to mutually develop a priority of tasks, and mutually resolve any resource conflicts that arise to prevent any materially adverse impact to the MAE Aircraft Redelivery Date. If a resource conflict arises, then the party identifying the conflict shall immediately notify the other party. If the resource conflict connot be resolved within two days of notification of the conflict by MDC or FedEx, and such conflict results in a delay of MDC's or FedEx's ability to accomplish the services in accordance with the scheduled planning in MDC's or FedEx's respective contract with MAE, then any resultant delay in the Redelivery Date will constitute an Excusable Delay as defined in the Agreement.

                                                     Letter Agreement No. 7
                                                                DAC 96-29-M

If the foregoing correctly sets forth our understanding, please execute this Letter Agreement in the space provided below.

FEDERAL EXPRESS CORPORATION                  MCDONNELL DOUGLAS CORPORATION

/S/ RONALD D. WICKENS                        /S/ CAROL A. MILLER
-----------------------------------          -------------------------------
        Signature                                     Signature

     RONALD D. WICKENS                               CAROL A. MILLER
-----------------------------------          -------------------------------
      Printed Name                                    Printed Name

    V.P. Engineering & Q.A.                      Director-Contracts
-----------------------------------           ------------------------------
         Title                                           Title

                                                     February 26, 1998
                                              ------------------------------
                                                           Date



     APPROVED
 AS TO LEGAL FORM
   KHS 2/26/98
 ----------------
  LEGAL DEPT.